UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016 (June 9, 2016)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

PDC Energy, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2016. Holders of 46,296,867 shares of the Company’s common stock outstanding at the close of business on the record date of April 13, 2016 were entitled to vote at the meeting, of which 43,606,575 shares, or approximately 94.19% of those entitled to vote, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Class III Directors

Larry F. Mazza	For:	41,332,577
	Withheld:	133,455
	Broker Non-Votes:	2,140,543

Barton R. Brookman	For:	41,186,889
	Withheld:	279,143
	Broker Non-Votes:	2,140,543

As previously disclosed, Mr. Brookman resigned as a Class II member of the Board, and was appointed as a Class III member of the Board, in each case effective immediately prior to the annual meeting. He was re-elected as a Class III director at the annual meeting.

PROPOSAL # 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016

For:	43,378,687
Against:	209,662
Abstain:	18,226

PROPOSAL # 3 – Approve, on an advisory basis, the Compensation of the Company’s Named Executive Officers

For:	40,858,303
Against:	567,645
Abstain:	40,084
Broker Non-Votes:	2,140,543

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2016

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon
Senior Vice President, General Counsel and Secretary